Consulting and Stock Option Agreement with Gary Gillman

                      CONSULTING AND STOCK OPTION AGREEMENT
                      -------------------------------------

      THIS CONSULTING AND STOCK OPTION AGREEMENT (the  "Agreement")  dated as of the 8th  day of  March,  1996,  but  effective  as of  November  21,  1991  (the

"Effective/Grant  Date") is made and  entered  into by and  between  DCC COMPACT

CLASSICS, INC., a Colorado corporation with its principal offices located at 903

Jordan Avenue, Suite 105, Chatsworth,  California 91311 (the "Company") and Gary

Gillman,  ("Gillman") whose address is 6345 Balboa Boulevard, Suite 145, Encino,

California 91316.

                              W I T N E S S E T H:

      WHEREAS,  Gillman  is knowledgeable in all material aspects of accounting and particularly in the accounting practices of the Company; and

      WHEREAS,  from  time  to  Gillman  will  provide  certain  accounting  and financial services to the Company, on an as needed basis; and

      WHEREAS,  in  consideration  for the services to be provided by Gillman to the Company,  Gillman  shall be granted the option for certain  shares of common stock,  par value $.005 per share  ("Common  Stock") of the Company as described herein, subject to the terms and conditions of this Agreement; and

      WHEREAS,   Gillman   desires  to  accept  the  grant  of  such  option  in

consideration for his providing certain accounting and financial services to the

Company, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, the Company and Gillman hereby agree as follows:




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      Section 1. Services of Gillman. Gillman shall provide such administrative,
      ---------  --------------------
financial  and  accounting  services  to the  Company as may be  required by the

Company from time to time, and particularly,  to provide such services as may be required of a chief financial officer of the Company.

      Section 2. Grant of Option.  Subject to the provisions of this  Agreement,
      ---------  ----------------
in  consideration  for the  services  to be provided by Gillman on behalf of the

Company  as  described  in Section 1, the  Company  hereby  grants to Gillman an option (the  "Option") to purchase from the Company at any time and from time to time, up to 25,000  shares of Common Stock (the "Option  Shares") of the Company at  $.10  per  share  (the  "Exercise  Price"),  subject  to the  terms  of this

Agreement.

      Section 3. Exercise of Option.  The Option may be exercised in whole or in
      ---------  ------------------
part in accordance with the provisions of this Agreement by Gillman's  tendering the Exercise Price (or a  proportionate  part thereof if the Option is partially exercised), in cash equal in value to the Exercise Price to the Company together with a written notice  specifying the number of the Option Shares Gillman wishes to purchase  pursuant to the terms of the Option.  Optionee shall not,  however,

purchase  fewer  than One  Hundred  (100) of the  Option  Shares at any one time unless such lesser  number of shares  constitutes  the  remaining  Option Shares subject to the Option.

      Section 3. Share Certificates.  Upon  receipt  of  payment  in full of the
      --------- -------------------
Exercise Price, and after taking such steps as it deems necessary to satisfy






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



any withholding tax obligations imposed upon it by any level of government,  the

Company will cause one or more stock certificates evidencing Gillman's ownership of the Option Shares so purchased by Gillman to be issued to Gillman.

      Section 4. Termination of Options.  The  options  shall  terminate  on
      ---------  -----------------------
November 20, 1996, at 12:00 midnight.

      Section 5.  Restrictions.  The Option and the Option  Shares have not been
      ---------   -------------
registered under the Securities Act of 1933, as amended (the "Act"). The Company may, in its sole  discretion  , register  all or a portion of the Option  Shares underlying  the  Option  but it shall  have no  obligation  to do so. All shares acquired  upon the exercise of the Option shall be  "restricted  securities"  as that term is  defined in Rule 144  promulgated  under the Act.  The  certificate representing  the shares  shall bear an  appropriate  legend  restricting  their transfer.  Such  shares  cannot  be sold,  transferred,  assigned  or  otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available  under  applicable  federal and state  securities laws  and  Gillman  has  furnished  the  Company  with  an  opinion  of  counsel satisfactory in form and substance to Company's  counsel that such  registration is not required.

      Section 6. Share Adjustments.  If  there  is  any change in the number of
      ---------  ------------------
shares  of  Common  Stock  on account  of  the  declaration  of stock dividends,

recapitalization  resulting  in  stock  split-ups, or  combinations or exchanges of shares of Common Stock, or otherwise, the number of Option Shares available





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



for  purchase  by  the  exercise of the Option, and the Exercise Price, shall be proportionately adjusted by the Company.

      Section 7. Miscellaneous Provisions.
      ---------  ------------------------
      (a) Notices. Unless otherwise specifically provided herein, all notices to
          -------
be given  hereunder  shall be in writing  and sent to the  parties by  certified mail,  return  receipt  requested,  which  shall be  addressed  to each  party's respective address, as set forth in the first paragraph of this Agreement, or to such  other  address as such party  shall  give to the other  party  hereto by a notice given in accordance with this Section and,  except as otherwise  provided in this Agreement,  shall be effective when deposited in the United States mails properly addressed and postage prepaid. If such notice is sent other than by the

United States mail, such notice shall be effective when actually received by the party being noticed.

      (b) Assignment. This Agreement and the rights granted hereunder may not be
          ----------
assigned in whole or in part by  Optionee  except by will or the laws of descent and distribution,  and the Option is exercisable during Optionee's lifetime only by Optionee.  This Agreement may be assigned by the Company  without the consent of Gillman.

      (c) Further Assurances.  Both  parties  hereto  shall execute and deliver
          ------------------
such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.







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



      (d) Gender.  Whenever  the context may require,  any pronouns  used herein
          ------
shall  include the  corresponding  masculine,  feminine or neuter  forms and the singular form of nouns and pronouns shall include the plural and vice versa.

      (e) Captions.  The captions  contained in this Agreement are inserted only
          --------
as a matter of convenience and in no way define,  limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

      (f)  Completeness  and  Modification.  This  Agreement and the Option Plan
           -------------------------------
constitute the entire  understanding  between the parties hereto superseding all prior and contemporaneous  agreements or understandings among the parties hereto concerning the grant of stock options to Gillman.  This  Agreement  shall not be terminated,  except  in  accordance  with its  terms,  or  amended  in a writing executed by all of the parties hereto.

      (g)  Waiver.  The  waiver  of a breach  of any term or  condition  of this
           ------
Agreement  shall not be deemed to  constitute  the waiver of any other breach of the same or any other term or condition.

      (h) Severability. The invalidity or unenforceability, in whole or in part,
          ------------
of any covenant, promise or undertaking, or any section, subsection,  paragraph,

sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.








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


      (i) Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the heirs, successors, estate and personal representatives of

Gillman and upon the successors and assigns of the Company.

      (j) Cancellation of Existing  Options.  Optionee hereby  acknowledges that
          ---------------------------------
upon receipt of this Option,  25,000 options  representing the right to purchase

25,000  shares,  exercisable  at a price of $.10 per share,  are in all respects cancelled and of no further effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the first paragraph of this Agreement above.

                                          DCC COMPACT CLASSICS, INC.
                                          a Colorado corporation.


                                          By: /s/Marshall Blonstein
                                              ----------------------------
                                              Marshall Blonstein, President

                                          GILLMAN:

                                              /s/Gary Gillman
                                              ----------------------------
                                              Gary Gillman














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